UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2021, Adicet Bio, Inc. (the “Company”) (formerly known as resTORbio, Inc.) entered into a Sublease (the “Sublease Agreement”) with RFS OPCO LLC (“Sublessee”), whereby the Company agreed to sublease to Sublessee all of the 9,501 rentable square feet of office space in Boston, Massachusetts currently leased by the Company pursuant to the Company’s lease with 500 Boylston & 222 Berkeley Owner (DE) LLC, a Delaware limited liability company, dated January 8, 2018, as amended (the “Master Lease”). The sublease is subject to approval of the landlord. Assuming such approval is obtained on or prior to August 1, 2021, the term of the sublease will be from September 1, 2021 through July 30, 2026, unless the Master Lease is terminated earlier. The aggregate base rent due to the Company under the Sublease is approximately $3.5 million. Sublessee will also pay to the Company, as additional rent, an amount equal to the Sublessee’s share of expenses and additional charges attributable to the subleased premises due under the Master Lease. Upon execution of the Sublease, Sublessee is obligated to provide to the Company a cash security deposit of approximately $115,595. The Company is obligated to return the security deposit to Sublessee within 60 days following the expiration or early termination of the Sublease Agreement, provided Sublessee is not then in default. Pursuant to the Sublease Agreement, the Company agreed to transfer certain furniture located in the subleased premises to Sublessee for $1.00.

The foregoing description of the Sublease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Sublease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Sublease Agreement by and between Adicet Bio, Inc. and RFS Opco LLC, dated July 19, 2021.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADICET BIO, INC.

Date: July 23, 2021	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer